EXHIBIT 3.2

                                  BYLAWS
                                    OF
                              NMXS.COM, INC.
                         ________________________


                                 ARTICLE I
                                  OFFICES

     Section 1. Registered Office. The registered office of the corporation in the State of Delaware shall be in the City of Hockessin, and the resident agent in charge thereof shall be The Incorporators Ltd. The address of the registered office may be changed from time to time by the Board of Directors.

     Section 2. Principal Business Office. The principal business office of the corporation shall be located at any place either within or outside the State of Delaware as designated by the Board of Directors. The corporation may have such other offices, either within or without the State of Delaware as the Board of Directors may designate or as the business of the corporation may require from time to time.

                                ARTICLE II
                         MEETINGS OF STOCKHOLDERS

     Section 1. Annual Meetings of Shareholders. The annual meeting of the shareholders shall be held on the fourth Wednesday in April of each year at the hour of 10:00 am, local time, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Delaware, such meeting shall be held on the next succeeding business day. If an annual meeting for the election of directors is not held at the required date and time set forth in this bylaw, the president may call a special meeting in lieu of the annual meeting of shareholders to elect directors and to conduct other lawful business thereat .

     Section 2. Special Meetings of the Stockholders. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the directors, or at the request in writing of stockholders of not less than one-tenth of all the shares entitled to vote at the meeting. Such written request by directors or the shareholders shall state the purpose or purposes of the proposed meeting. The corporation shall provide notice to stockholders not less than ten nor more than 60 calendar days prior to the date of the meeting.

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     Section 3.     Place of Shareholder Meetings.  All meetings of the
stockholders may be held either within or without the State of Delaware. The annual meeting of the shareholders shall be held at the principal business office of the corporation, unless otherwise designated by the Board of Directors. Special meetings of the stockholders called by the president shall be held at the location designated by the president in the notice of the meeting. Special meetings of the stockholders called at the request of the shareholders or at the request of directors shall be held at the location designated in the request or at the principal business office of the corporation, as determined by the president and specified by the president in the notice of the meeting.

     Section 4. Quorum. One-third of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders.


                                ARTICLE III
                            BOARD OF DIRECTORS

     Section 1. Number of Directors. The number of directors which shall constitute the whole board shall be not less than one and not more than nine. The number of directors, within these limits, shall be determined (or as amended from time to time) by resolution adopted by either the shareholders or directors. Directors need not be stockholders.

     Section 2. Annual Meeting of Directors. The first meeting of each newly elected Board of Directors shall be held immediately following the final adjournment of the annual meeting, or the special meeting in lieu of the annual meeting, of the stockholders. No notice of such a meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.

     Section 3. Regular Meetings of Directors. The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings, which shall be held without other notice than such resolution.

     Section 4. Special Meetings of Directors. Special meetings of the Board of Directors may be called by the chairman, or if there is no chairman, by the president, on forty-eight hours notice to each director, either personally, by mail, or by electronic mail setting forth the time and place thereof. Special meetings of the Board of Directors shall be called by the president or secretary in like manner and on like notice within ten days of the written request of a majority of the directors.

     Section 5. Quorum; Manner of Acting. At all meetings of the Board of Directors a majority of the directors then in office shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors, unless the articles of incorporation require a greater percentage. If a quorum shall not be present at any meeting of the Board of

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Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum shall be present.

     Section 6. Compensation of Directors. Directors shall not receive any stated salary for their services as directors. The Board of Directors, by resolution, may establish a fixed fee and pay expenses of attendance at each meeting. Other compensation for directors shall be duly approved by the shareholders. Nothing herein contained shall be construed to preclude any director from serving the corporation in any capacity as an officer, consultant, or otherwise and receiving compensation therefor.

     Section 7. Executive Committee. The directors may appoint an executive committee from their number. The executive committee may make its own rules of procedure and shall meet where and as provided by such rules, or by a resolution of the directors. A majority shall constitute a quorum, and in every case the affirmative vote of a majority of all the members of the committee shall be required for the adoption of any resolution. During the intervals between the meetings of the directors, the executive committee may exercise all the powers of the directors in the management and direction of the business of the corporation, in such manner as such committee shall deem best for the interest of the corporation, and in all cases in which specific directions shall not have been given by the directors.

     Section 8. Other Committees. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more other committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not the member or members present constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     Section 9. Related Party Transactions. The Board of Directors shall conduct an appropriate review of all related party transactions on an ongoing basis as established by the board. All related party transactions shall be approved by the audit committee, if any, or a comparable body of the Board of Directors.

     Section 10. Procedures and Policies. The Board of Directors shall consider and adopt such procedures and policies as it deems reasonably necessary to protect the interests of the shareholders of the corporation. In addition, the Board of Directors shall consider and adopt such internal controls as shall be reasonably necessary to verify the accuracy of financial and other information provided to the public. The Board of Directors shall also consider and adopt a code of ethics for senior financial officers.

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                                ARTICLE IV
                                  NOTICES

     Section 1. Form of Notice. Notices to directors and stockholders shall be in writing and delivered personally, mailed to their addresses appearing in the books of the corporation, or electronically mailed to their electronic mail addresses appearing in the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice by email shall be deemed to be given at the time when the same is sent.

     Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, or attendance, whether in person or via remote communications, shall be deemed equivalent thereto.

                                 ARTICLE V
                                 OFFICERS

     Section 1. Number of Officers. The officers of the corporation shall be a president, a secretary, and a treasurer, each of whom shall be appointed by the Board of Directors. The corporation may also have a chairman of the board who shall be elected by the board and who shall be an officer of the corporation. Such other officers and assistant officers as may be deemed necessary, including, but not limited to, any vice-presidents or chief financial office, may be appointed by the Board of Directors. If specifically authorized by the Board of Directors, an officer may appoint one or more officers or assistant officers. The same individual may simultaneously hold more than one office in the corporation.

     Section 2. Appointment and Term of Office. The officers of the corporation shall be appointed by the Board of Directors for a term as determined by the Board of Directors. If no term is specified, they shall hold office until the first meeting of the directors held after the next annual meeting of shareholders. If the appointment of officers shall not be made at such meeting, such appointment shall be made as soon thereafter as is convenient. Each officer shall hold office until his successor shall have been duly appointed and qualified, until his death, or until he shall resign or shall have been removed in the manner provided in Section 3 of this Article V. The appointment of any officer, or the designation of a specified term, does not grant to the officer any contract rights.

     Section 3. Removal of Officers. Any officer or agent may be removed by the Board of Directors at any time, with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 4. Chairman of the Board. The chairman of the board shall, subject to the direction of the Board of Directors, perform such executive, supervisory, and management

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functions and duties as may be assigned to him from time to time by the
Board of Directors. He shall, if present, preside at all meetings of the stockholders and of the Board of Directors.

     Section 5. President. Unless otherwise designated by the board, the president shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, and in the absence of a chairman of the board, preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time. In addition, the president shall review and certify, as required by law, all periodic and other reports filed by the corporation with the U.S. Securities and Exchange Commission.

     Section 6. The Vice-Presidents. If appointed, in the absence of the president or in the event of his death, inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their appointment) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. (If there is no vice-president, then the treasurer shall perform such duties of the president.) Any vice-president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation, the issuance of which have been authorized by resolution of the Board of Directors; and shall perform such other duties as from time to time may be assigned to him by the president or by the Board of Directors.

     Section 7. The Secretary. The secretary shall: (a) prepare and maintain minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of any seal of the corporation, and if there is a seal of the corporation, see that it is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) when requested or required, authenticate any records of the corporation; (e) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (f) sign with the president, or a vice-president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;
(g) have general charge of the stock transfer books of the corporation; and
(h) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the Board of Directors.

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     Section 8.     The Treasurer.  The treasurer shall:  (a) have charge
and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies, or other depositaries as shall be selected by the Board of Directors; and (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the Board of Directors. If required by the Board of Directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. In the absence of the appointment of a chief financial officer, or unless otherwise delegated by the Board of Directors, the treasurer shall be the principal financial officer of the corporation.

     Section 9. Assistant Secretaries and Assistant Treasurers. The assistant secretaries, when authorized by the Board of Directors, may sign with the president or a vice-president certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The assistant treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the Board of Directors.

     Section 10. Salaries and Benefits. The salaries and benefits of the officers shall be fixed from time to time by the Board of Directors.

                                ARTICLE VI
                              INDEMNIFICATION

     The corporation shall indemnify its directors, officers, and employees to the fullest extent permitted, and as provided, by the General
Corporation Law of the State of Delaware.

                                ARTICLE VII
                           CERTIFICATES OF STOCK

     Section 1. Stock Certificates. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the president or a vice-president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

     Section 2. Signatures. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent (other than the corporation or a transfer clerk who is an employee of the corporation) or (2) by a registrar (other than the corporation or its employee), all other signatures may be a facsimile. In case any officer or officers, transfer agent, or registrar, who has signed or whose facsimile signature or signatures have been used on a certificate shall cease to be such

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officer, transfer agent or registrar, whether because of death, resignation, or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer, transfer agent or registrar.

     Section 3. Transfer Agent and Registrar. The corporation may have such transfer agents and registrars as the Board of Directors may designate and appoint.

     Section 4. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

     Section 5. Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Any such transfer shall be subject to the rules and regulations adopted by the transfer agent for such shares, if any.

     Section 6. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                               ARTICLE VIII
                            GENERAL PROVISIONS

     Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any annual, regular, or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the certificate of incorporation.

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     Section 2.     Reserves for Dividends.  Before payment of any
dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the Board of Directors shall think conducive to the interest of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

     Section 3. Resignation. Any director, member of any committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified therein at the time of its receipt by the president or secretary. The acceptance of a resignation shall not be necessary to make it effective.

     Section 4. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Section 5. Fiscal Year. The fiscal year of the corporation shall be as determined by the Board of Directors.

     Section 6. Seal. The corporation may, but need not have, a corporate seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     Section 7. Force and Effect. These bylaws are subject to the provisions of the General Corporation Law of the State of Delaware and the certificate of incorporation, as the same may be amended from time to time. If any provision in these bylaws is inconsistent with an express provision of either the General Corporation Law of the State of Delaware or the certificate of incorporation, the provisions of the General Corporation Law of the State of Delaware or the certificate of incorporation, as the case may be, shall govern, prevail, and control the extent of such inconsistency.

                                ARTICLE IX
                                AMENDMENTS

     The corporation's Board of Directors may amend or repeal the corporation's bylaws unless the certificate of incorporation or the General Corporation Law of the State of Delaware reserve this power exclusively to the shareholders in whole or part, or the shareholders in adopting, amending, or repealing a particular bylaw provide expressly that the Board of Directors may not amend or repeal that bylaw.


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                         CERTIFICATE OF SECRETARY

     KNOW ALL MEN BY THESE PRESENTS:

     That the undersigned does hereby certify that the undersigned is the secretary of NMXS.com, Inc., a corporation duly organized and existing under and by virtue of the laws of the State of Delaware; that the above and foregoing Bylaws of said corporation were duly and regularly adopted as such by the Board of Directors of said corporation at a special meeting of the board, duly held on September 19, 2002; and that the above and foregoing Bylaws are now in full force and effect.

     Dated this 19th day of September 2002.

                                             /s/ Teresa Dickey
                                             Teresa Dickey, Secretary






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